EXHIBIT 99.1

Educational Development Corporation  Announces Third Quarter Fiscal 2020 Results

TULSA, Okla., Jan. 13, 2020 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today reports  net revenues and earnings per share results for the third quarter ended November 30, 2019.

Randall White, CEO of Educational Development Corporation, announced that for the fiscal third quarter ended November 30, 2019, the Company reports net revenues of $40,824,600, an increase of $342,000, or 0.8%, when compared to $40,482,600 for the third quarter of the previous year.  Net earnings totaled $2,735,800 for quarter ended November 30, 2019, compared to $2,815,600 for the quarter ended November 30, 2018, a decrease of $79,800, or 2.8%.  Earnings per share for the quarter were $0.33 compared to $0.34 for the same quarter in the previous year, down 2.9% on a fully diluted basis.

Our direct sales division, Usborne Books & More (“UBAM”), reported its first growth quarter of the fiscal year.  Net revenues of this division for the third quarter ending November 30, 2019 were $38,100,400, an increase of 2.1% from $37,321,300 reported in the third quarter ended November 30, 2018.  The average number of active direct sales consultants increased 3,400, or 11.3%, to 33,600 for the quarter ended November 30, 2019, over our average active consultant count in the third quarter of last year.

Our Publishing’s division net revenues for the quarter ended November 30, 2019 were $2,724,200, a decrease of $437,100, or 13.8% from the revenues reported in the third quarter of last year totaling $3,161,300.

The Company’s year to date net revenues in the first three quarters of the fiscal year totaled $92,850,000, a decrease of $2,335,900, or 2.5%, from $95,185,900 reported in the same period last year.  Net earnings totaled $5,107,000 for the nine months ended November 30, 2019, compared to $6,122,900 for the nine months ended November 30, 2018, a decrease of 16.6%.  Year to date earnings per share decreased $0.14, or 18.7%, from $0.75 for the nine months ended November 30, 2018 to $0.61 for the nine months ended November 30, 2019, on a fully diluted basis.

Per Mr. White, “I am pleased to announce a return to growth in the fiscal third quarter, our busiest quarter of the year.  During this quarter we saw increased sales activity from the increase in our number of active consultants.  We had over 11,500 new recruits join our UBAM division in the second quarter of this fiscal year and these new consultants drove our growth.  Our Publishing division reported a decline in net revenues primarily due to a sales promotion with one of our largest retail customers that impacted our third quarter of last year.”

Per Mr. White, “While our sales increase was modest this quarter, we are pleased to report revenue growth and an increase in our number of active consultants.  These results can be attributed to our dedicated, loyal sales force, the outstanding quality and value of our product line, the successful efforts of our marketing department and the shipment execution from our operations department.”

Mr. White continued, “Our profits were in line with expectations this quarter.  We have seen increased shipping costs this year which have been partially offset with continued operational improvements.  These improvements were evidenced in the reduced number of seasonal employees utilized and only operating on one shift during the quarter.  While there was additional overtime this year in our warehouse operations, the savings from reduced warehouse staff and not using a second shift of seasonal employees resulted in increased efficiencies.”

Mr. White continued, “Our sales improvements and improved execution have made us more confident in our ability to handle growth.  In addition, we are implementing several new consultant and customer facing IT systems that we believe will better support our sales force and improve our customer’s experience.”

Mr. White concluded, “Our Board has approved the continued payment of dividends this quarter and authorized a $0.05 per share cash dividend which will be paid on or around Thursday, March 12, 2020 to shareholders of record Tuesday, February 25, 2020.  We are pleased to continue our practice of paying $0.05 quarterly dividends.”

EDUCATIONAL DEVELOPMENT CORPORATION
CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)

	Three Months Ended November 30		Nine Months Ended November 30
	2019	2018	2019	2018

NET REVENUES	40,824,600	40,482,600	92,850,000	95,185,900

EARNINGS BEFORE INCOME TAXES	3,835,700	3,804,200	7,048,900	8,335,600

INCOME TAXES	1,099,900	988,600	1,941,900	2,212,700
NET EARNINGS	$2,735,800	$2,815,600	$5,107,000	$6,122,900

BASIC AND DILUTED EARNINGS
PER SHARE:
Basic	$0.33	$0.34	$0.62	$0.75
Diluted	$0.33	$0.34	$0.61	$0.75

DIVIDENDS PER SHARE	$0.05	$0.10	$0.15	$0.15

WEIGHTED AVERAGE NUMBER OF
COMMON AND EQUIVALENT SHARES
OUTSTANDING:
Basic	8,406,709	8,194,072	8,301,209	8,185,561
Diluted	8,412,638	8,201,776	8,307,496	8,193,206

EDC will host its third quarter fiscal 2020 results Investor Call including a live Q&A webcast on Thursday, January 16, 2020, at 3:00 PM CT (4:00 PM ET).  Randall White, the Company’s CEO and President, Craig White, Chief Operating Officer, Heather Cobb, Chief Sales and Marketing Officer and Dan O’Keefe, CFO and Secretary, will present the fiscal third quarter and results and be available for questions following the presentation.  Phone lines for participants will be available at (855) 639-3876 (International callers can use (602) 585-9973.  The conference ID is 4395426.

Audio replays will be available following the event at www.edcpub.com/investors.aspx.

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children.  EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books.  EDC’s current catalog contains over 2,000 titles, with new additions semi-annually.  Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:
            Educational Development Corporation
            Randall White, (918) 622-4522

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing  for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2018, all of which are difficult to predict.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2018 and speak only as of the date of this Press Release.  Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.